Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 30, 2018, in the Registration Statement on Form S-1 and related Prospectus of EnVen Energy Corporation, for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Houston, Texas

October 2, 2018